EXHIBIT 32.2

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Auto Underwriters of America, Inc. (the “Company”) on Form 10-KSB for the year ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report), Dean Antonis, as Principal Financial and Accounting Officer of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dean Antonis
Dean Antonis
Treasurer and Principal Financial and Accounting Officer
Date: November 15, 2006

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.